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                              HERBERT K. ZEARFOSS
                           ASSISTANT GENERAL COUNSEL
                             TELEFLEX INCORPORATED
                            155 SOUTH LIMERICK ROAD
                          LIMERICK, PENNSYLVANIA 19468


                                                                  April 28, 1994


Teleflex Incorporated
Suite 450
630 West Germantown Pike
Plymouth Meeting, PA

                Teleflex Incorporated Voluntary Investment Plan
                Form S-8 Registration Statement

Gentlemen:

         I have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on April 29, 1994 under the Securities Act of 1933, as amended, relating to interests in the Teleflex Incorporated Voluntary Investment Plan (the "Plan") and to an aggregate of 300,000 shares of common stock, par value $1 per share ("Common Stock"), of Teleflex Incorporated (the "Company") that may be issued by the Company to the trustee under the Plan.

         I have examined such corporate records and documents, statements of officers of the Company, opinions of other counsel and such other matters as I have considered appropriate to enable me to give this opinion. Based upon the foregoing, I am of the opinion that:

         1. All of the presently issued and outstanding shares of the Common Stock of the Company are validly issued, fully paid and non-assessable by the Company.

         2. The Common Stock has been duly authorized by the Company for issuance to the trustee under the Plan and, when issued in accordance with such authority, will be validly issued, fully paid and non-assessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                       Very truly yours,

                                                       S\Herbert K. Zearfoss
                                                       ---------------------
                                                       Herbert K. Zearfoss


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                                  EXHIBIT 5(a)